                                                                    EXHIBIT 10.H

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                          Dated as of January 10, 2001

                                      among

                          MENTOR GRAPHICS CORPORATION,

                             BANK OF AMERICA, N.A.,

                                    as Agent,

                            THE BANK OF NOVA SCOTIA,

                             as Documentation Agent,

                           FLEET NATIONAL BANK, N.A.,

                              as Syndication Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                   Arranged by

                         BANC OF AMERICA SECURITIES, LLC

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I DEFINITIONS .............................................................................    1

     1.01     Certain Defined Terms ...............................................................    1
     1.02     Other Interpretive Provisions .......................................................   11
     1.03     Accounting Principles ...............................................................   11
     1.04     Designation of Unrestricted Subsidiaries ............................................   11

ARTICLE II THE CREDITS ............................................................................   12

     2.01     Amounts and Terms of Commitments ....................................................   12
     2.02     Loan Accounts .......................................................................   12
     2.03     Procedure for Borrowing .............................................................   12
     2.04     Conversion and Continuation Elections ...............................................   13
     2.05     Voluntary Termination or Reduction of Commitments ...................................   14
     2.06     Optional Prepayments ................................................................   14
     2.07     Repayment ...........................................................................   14
     2.08     Interest ............................................................................   14
     2.09     Fees ................................................................................   14
     2.10     Computation of Fees and Interest ....................................................   15
     2.11     Payments by the Company .............................................................   15
     2.12     Payments by the Banks to the Agent ..................................................   15
     2.13     Sharing of Payments, Etc ............................................................   16

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY ................................................   16

     3.01     Taxes ...............................................................................   16
     3.02     Illegality ..........................................................................   17
     3.03     Increased Costs and Reduction of Return .............................................   17
     3.04     Funding Losses ......................................................................   18
     3.05     Inability to Determine Rates ........................................................   18
     3.06     Reserves on Offshore Rate Loans .....................................................   18
     3.07     Certificates of Banks ...............................................................   18
     3.08     Delay ...............................................................................   18
     3.09     Substitution of Banks ...............................................................   19
     3.10     Survival ............................................................................   19

ARTICLE IV CONDITIONS PRECEDENT ...................................................................   19

     4.01     Conditions of Initial Loans .........................................................   19
     4.02     Conditions to All Borrowings ........................................................   20
     4.03     Additional Condition Precedent of Initial Loans .....................................   20

ARTICLE V REPRESENTATIONS AND WARRANTIES ..........................................................   20

     5.01     Corporate Existence and Power .......................................................   20
     5.02     Corporate Authorization; No Contravention ...........................................   21
     5.03     Governmental Authorization ..........................................................   21
     5.04     Binding Effect ......................................................................   21
     5.05     Litigation ..........................................................................   21
     5.06     No Default ..........................................................................   21
     5.07     ERISA Compliance ....................................................................   21
     5.08     Use of Proceeds; Margin Regulations .................................................   22
     5.09     Title to Properties .................................................................   22
     5.10     Taxes ...............................................................................   22
     5.11     Financial Condition .................................................................   22
     5.12     Environmental Matters ...............................................................   22
     5.13     Regulated Entities ..................................................................   22

                                                                                               Page
                                                                                               ----
     5.14     No Burdensome Restrictions ....................................................    23
     5.15     Copyrights, Patents, Trademarks and Licenses, etc .............................    23
     5.16     Subsidiaries ..................................................................    23
     5.17     Insurance .....................................................................    23
     5.18     Swap Obligations ..............................................................    23
     5.19     Full Disclosure ...............................................................    23

ARTICLE VI AFFIRMATIVE COVENANTS ............................................................    23

     6.01     Financial Statements ..........................................................    23
     6.02     Certificates; Other Information ...............................................    24
     6.03     Notices .......................................................................    24
     6.04     Preservation of Corporate Existence, Etc ......................................    25
     6.05     Maintenance of Property .......................................................    25
     6.06     Insurance .....................................................................    25
     6.07     Payment of Obligations ........................................................    25
     6.08     Compliance with Laws ..........................................................    25
     6.09     Compliance with ERISA .........................................................    26
     6.10     Inspection of Property and Books and Records ..................................    26
     6.11     Environmental Laws ............................................................    26
     6.12     Use of Proceeds ...............................................................    26

ARTICLE VII NEGATIVE COVENANTS ..............................................................    26

     7.01     Limitation on Liens ...........................................................    26
     7.02     Disposition of Assets .........................................................    27
     7.03     Consolidations and Mergers ....................................................    28
     7.04     Loans and Investments .........................................................    29
     7.05     Limitation on Indebtedness ....................................................    29
     7.06     Transactions with Affiliates ..................................................    30
     7.07     Use of Proceeds ...............................................................    30
     7.08     Contingent Obligations ........................................................    31
     7.09     Lease Obligations .............................................................    31
     7.10     Restricted Payments ...........................................................    31
     7.11     ERISA .........................................................................    32
     7.12     Change in Business ............................................................    32
     7.13     Accounting Changes ............................................................    32
     7.14     Financial Covenants ...........................................................    32

ARTICLE VIII EVENTS OF DEFAULT ..............................................................    33

     8.01     Event of Default ..............................................................    33
     8.02     Remedies ......................................................................    34
     8.03     Rights Not Exclusive ..........................................................    34

ARTICLE IX THE AGENT ........................................................................    34

     9.01     Appointment and Authorization; "Agent" ........................................    34
     9.02     Delegation of Duties ..........................................................    35
     9.03     Liability of Agent ............................................................    35
     9.04     Reliance by Agent .............................................................    35
     9.05     Notice of Default .............................................................    35
     9.06     Credit Decision ...............................................................    35
     9.07     Indemnification of Agent ......................................................    36
     9.08     Agent in Individual Capacity ..................................................    36
     9.09     Successor Agent ...............................................................    36
     9.10     Withholding Tax ...............................................................    36
     9.11     Documentation or Syndication Agent; Lead Managers .............................    37

                                                                                               Page
                                                                                               ----
ARTICLE X MISCELLANEOUS ......................................................................   37

     10.01    Amendments and Waivers .........................................................   37
     10.02    Notices ........................................................................   38
     10.03    No Waiver; Cumulative Remedies .................................................   38
     10.04    Costs and Expenses .............................................................   38
     10.05    Company Indemnification ........................................................   38
     10.06    Payments Set Aside .............................................................   39
     10.07    Successors and Assigns .........................................................   39
     10.08    Assignments, Participations, etc ...............................................   39
     10.09    Confidentiality ................................................................   40
     10.10    Set-off ........................................................................   40
     10.11    Automatic Debits of Fees .......................................................   40
     10.12    Notification of Addresses, Lending Offices, Etc ................................   40
     10.13    Counterparts ...................................................................   40
     10.14    Severability ...................................................................   40
     10.15    No Third Parties Benefited .....................................................   41
     10.16    Governing Law and Jurisdiction .................................................   41
     10.17    Waiver of Jury Trial ...........................................................   41
     10.18    Entire Agreement ...............................................................   41

SCHEDULES

Schedule 2.01 Commitments and Pro Rata Shares
Schedule 5.05 Litigation
Schedule 5.07 ERISA
Schedule 5.12 Environmental Matters
Schedule 5.15 Intellectual Property Matters
Schedule 5.16 Subsidiaries and Equity Investments
Schedule 5.17 Insurance Matters
Schedule 7.01 Permitted Liens
Schedule 7.02 Permitted Asset Dispositions
Schedule 7.04 Permitted Investments
Schedule 7.05 Permitted Indebtedness
Schedule 7.08 Contingent Obligations
Schedule 10.02 Offshore and Domestic Lending Offices, Addresses for Notices

EXHIBITS

Exhibit A      Form of Notice of Borrowing
Exhibit B      Form of Notice of Conversion/Continuation
Exhibit C      Form of Compliance Certificate
Exhibit D      Form of Opinion of Borrower's Counsel
Exhibit E      Form of Assignment and Acceptance Agreement
Exhibit F      Form of Promissory Note
Exhibit G      Form of Subordination Agreement
Exhibit H      Form of Notice of Designation of Unrestricted Subsidiary

                                CREDIT AGREEMENT
                                ----------------

           This CREDIT AGREEMENT is entered into as of January 10, 2001, among Mentor Graphics Corporation, an Oregon corporation (the "Company"), the several
                                                         -------
financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), The Bank of Nova Scotia, as documentation
     -----                    ----
agent, Fleet National Bank, N.A., as syndication agent, and Bank of America, N.A., as administrative agent for the Banks.

           WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

           NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.01  Certain Defined Terms. The following terms have the following
           ---------------------
meanings:


           "Acquisition" means any transaction or series of related transactions
            -----------
     for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

           "Affiliate" means, as to any Person, any other Person which, directly
            ---------
     or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

           "Agent" means BofA in its capacity as administrative agent for the
            -----
     Banks hereunder, and any successor administrative agent arising under
     Section 9.09.

           "Agent-Related Persons" means BofA and any successor administrative
            ---------------------
     agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

           "Agent's Payment Office" means the address for payments set forth on
            ----------------------
     Schedule 10.02 or such other address as the Agent may from time to time
     --------------
     specify.

           "Agreement" means this Credit Agreement.
            ---------

           "Applicable Margin" means, for any day, with respect to any Base Rate
            -----------------
     Loan or Offshore Rate Loan, the applicable margin (on a per annum basis) set forth on the pricing grid attached as Annex I in accordance with the parameters for calculation and adjustment of such applicable margin also set forth on Annex I.

           "Arranger" means Banc of America Securities, LLC.
            --------

           "Assignee" has the meaning specified in subsection 10.08(a).
            --------

                "Attorney Costs" means and includes all fees and
                 --------------
         disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

           "Bank" has the meaning specified in the introductory clause hereto.
            ----

           "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11
            ---------------
     U.S.C.ss. 101, et seq.).
                    ------

           "Base Rate" means, for any day, the higher of: (a) 0.50% per annum
            ---------
     above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA as its prime rate. (The prime rate is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Base Rate Loan" means a Loan that bears interest based on the Base
            --------------
     Rate.

           "BofA" means Bank of America, N.A., a national banking association.
            ----

           "Borrowing" means a borrowing hereunder consisting of Loans of the
            ---------
     same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

           "Borrowing Date" means any date on which a Borrowing occurs under
            --------------
     Section 2.03.

           "Business Day" means any day other than a Saturday, Sunday or other
            ------------
     day on which commercial banks in New York City, San Francisco, California, or Portland, Oregon, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

           "Capital Adequacy Regulation" means any guideline, request or
            ---------------------------
     directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Cash Equivalents" means:
            ----------------

                (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than 12 months from the date of acquisition;

                (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than 12 months, issued by (i) any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-1 by Standard & Poor's Corporation ("S&P") or at least P-1 by Moody's Investor Service, Inc. ("Moody's"), or (ii) any Bank;

                (c) taxable and tax-exempt commercial paper of an issuer rated at least A-l by S&P or at least P-l by Moody's and in either case having a tenor of not more than 270 days;

                (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than 12 months after the date of acquisition by the Company or its Subsidiaries;

                (e) municipal notes and bonds which are rated at least SP-2 or AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than 12 months;

                (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-l by S&P or at least P-l by Moody's;

                (g) money market preferred instruments of an issuer rated at least A-1 by S&P or at least P-1 by Moody's with tenors of not more than 12 months; or

                (h) other similar investments, subject to the Majority Banks' prior written approval.

           "Change of Control" means (a) any "person" (as such term is used in
            -----------------
     subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Company's board of directors. "Existing directors" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

           "Closing Date" means the date on which all conditions precedent set
            ------------
     forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

           "Code" means the Internal Revenue Code of 1986, and regulations
            ----
     promulgated thereunder.

           "Commitment", as to each Bank, has the meaning specified in Section
            ----------
     2.01.

           "Compliance Certificate" means a certificate substantially in the
            ----------------------
     form of Exhibit C.
             ---------

           "Consolidated Current Liabilities" means, at any time of
            --------------------------------
     determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries, but in any event including all outstanding Loans, at such time.

           "Consolidated Tangible Net Worth" means, at any time of
            -------------------------------
     determination, in respect of the Company and its Subsidiaries, determined on a consolidated basis, total assets (exclusive of goodwill, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and premium, deferred charges (other than deferred tax assets) and other like intangibles) minus total liabilities (including accrued and
                             -----
     deferred income taxes), at such time, all as determined in accordance with GAAP.

           "Contingent Obligation" means, as to any Person, any direct or
            ---------------------
     indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument
               -------------------
     issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation at the time of such determination in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof at the time of such determination, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value at the time of such determination.

           "Contractual Obligation" means, as to any Person, any provision of
            ----------------------
     any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

           "Conversion/Continuation Date" means any date on which, under Section
            ----------------------------
     2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

           "Default" means any event or circumstance which, with the giving of
            -------
     notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

           "Dollars", "dollars" and "$" each mean lawful money of the United
            -------    -------       -
     States.

           "EBITDA" means, with respect to the Company and its Subsidiaries on a
            ------
     consolidated basis for any rolling four-quarter period, net income for such period plus, to the extent deducted in computing such net income, the sum
            ----
     of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, and (d) non-cash merger and Acquisition-related charges recorded on and after the Closing Date of up to $50,000,000 in the aggregate, all as determined in accordance with GAAP.

           "Eligible Assignee" means (a) a commercial bank organized under the
            -----------------
     laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (c) a Person that is primarily engaged in the business of commercial banking and that is
     (i) a Subsidiary of an Initial Bank or Eligible Assignee, (ii) a Subsidiary of a Person of which an Initial Bank or Eligible Assignee is a Subsidiary, or (iii) a Person of which an Initial Bank or Eligible Assignee is a Subsidiary.

           "Environmental Claims" means all claims, however asserted, by any
            --------------------
     Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, including for release or injury to the environment.

           "Environmental Laws" means all federal, state or local laws,
            ------------------
     statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

           "ERISA" means the Employee Retirement Income Security Act of 1974,
            -----
     and regulations promulgated thereunder.

           "ERISA Affiliate" means any trade or business (whether or not
            ---------------
     incorporated) under common control with the Company within the meaning of
     Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA Event" means (a) a Reportable Event with respect to a Pension
            -----------
     Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under
     Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA in excess of $1,000,000, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

           "Eurodollar Reserve Percentage" has the meaning specified in the
            -----------------------------
     definition of "Offshore Rate".

           "Event of Default" means any of the events or circumstances specified
            ----------------
     in Section 8.01.

           "Exchange Act" means the Securities Exchange Act of 1934, and
            ------------
     regulations promulgated thereunder.

           "FDIC" means the Federal Deposit Insurance Corporation, and any
            ----
     Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate set forth in the
            ------------------
     weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

              "Fee Letter" has the meaning specified in subsection 2.09(a).
               ----------

              "FRB" means the Board of Governors of the Federal Reserve System,
               ---
         and any Governmental Authority succeeding to any of its principal functions.

              "Further Taxes" means any and all present or future taxes, levies,
               -------------
         assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

              "GAAP" means generally accepted accounting principles set forth
               ----
         from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

              "Governmental Authority" means any nation or government, any state
               ----------------------
         or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "Guaranty Obligation" has the meaning specified in the definition
               -------------------
         of "Contingent Obligation."

              "Indebtedness" of any Person means, without duplication, (a) all
               ------------
         indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. Provided, Indebtedness shall not include
                                        --------
         sales of Permitted Receivables sold pursuant to Permitted Receivables
         Purchase Facilities and indemnification, recourse or repurchase obligations thereunder. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

              "Indemnified Liabilities" has the meaning specified in Section
               -----------------------
         10.05.

              "Indemnified Person" has the meaning specified in Section 10.05.
               ------------------

              "Independent Auditor" has the meaning specified in subsection
               -------------------
         6.01(a).

              "Initial Bank" means a Bank party to this Agreement on the Closing
               ------------
         Date.

              "Insolvency Proceeding" means, with respect to any Person, (a) any
               ---------------------
         case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

              "Interest Payment Date" means, as to any Loan other than a Base
               ---------------------
         Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter, provided, however, that if any Interest Period for an Offshore
                  --------  -------
         Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

              "Interest Period" means, as to any Offshore Rate Loan, the period
               ---------------
         commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:
         --------

                             (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                             (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                             (iii) no Interest Period for any Loan shall extend
                         beyond January 16, 2004.

              "IRS" means the Internal Revenue Service, and any Governmental
               ---
         Authority succeeding to any of its principal functions under the Code.

              "Joint Venture" means a partnership, limited liability company,
               -------------
         joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

              "Lending Office" means, as to any Bank, the office or offices of
               --------------
         such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule
                                                                      --------
         10.02, or such other office or offices as such Bank may from time to
         -----
         time notify the Company and the Agent.

              "Leverage Ratio" means, as of any date of determination, the ratio
               --------------
         of (a) total consolidated liabilities of the Company and its Subsidiaries on such date to (b) Consolidated Tangible Net Worth on such date, in each case as determined in accordance with GAAP.

              "Lien" means any security interest, mortgage, deed of trust,
               ----
         pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease or the interest of a purchaser of Permitted Receivables under any Permitted Receivables Purchase Facility.

              "Loan" means an extension of credit by a Bank to the Company under
               ----
         Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).
            ----

              "Loan Documents" means this Agreement, any Notes, any
               --------------
         Subordination Agreement, the Fee Letter and all other documents delivered to the Agent or any Bank in connection herewith.

              "Majority Banks" means at any time at least two Banks then holding
               --------------
         not less than 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then holding not less than 51% of the Commitments.

              "Margin Stock" means "margin stock" as such term is defined in
               ------------
         Regulation T, U or X of the FRB.

              "Material Adverse Effect" means (a) a material adverse change in,
               -----------------------
         or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material impairment of the rights of or benefits available to the Banks or the Agent under any Loan Document.

              "Material Subsidiary" means any Subsidiary which, for any period,
               -------------------
         has revenues or assets equal to or greater than five percent (5%) of the consolidated revenues or assets of the Company and its Subsidiaries, taken as a whole, but in any event shall not include any Unrestricted Subsidiary.

              "Multiemployer Plan" means a "multiemployer plan", within the
               ------------------
         meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

              "Net Issuance Proceeds" means, as to any issuance of debt or
               ---------------------
         equity by any Person, cash proceeds and non-cash proceeds received or receivable by such Person in connection therewith, net of commissions, underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

              "Note" means a promissory note executed by the Company in favor of
               ----
         a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.
         ---------

              "Notice of Borrowing" means a notice in substantially the form of
               -------------------
         Exhibit A.
         ---------

              "Notice of Conversion/Continuation" means a notice in
               ---------------------------------
         substantially the form of Exhibit B.
                                   ---------

              "Obligations" means all advances, debts, liabilities, obligations,
               -----------
         covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

              "Offshore Rate" means, for any Interest Period, with respect to
               -------------
         Offshore Rate Loans comprising part of the same Borrowing:

              (i) the rate of interest per annum determined by the Agent to be the rate of interest per annum appearing on Dow Jones page 3750 (as defined below) for Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA and having a maturity comparable to such Interest Period, at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, subject to clause (ii) below; or

              (ii) if for any reason the rate is not available as provided in the preceding clause (i) of this definition, the "Offshore Rate"
                                                           -------------
         instead means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which Dollar deposits in the approximate amount of the Offshore Rate Loan to be made, continued or converted by BofA, and having a maturity comparable to such Interest Period, would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period. As used in this definition, "Dow
                                                                            ---
         Jones Page 3750" means the display designated as "3750" on the Dow
         ---------------
         Jones Market Service (formerly known as the Telerate Service) or any replacement page thereof or successor thereto.

              "Offshore Rate Loan" means a Loan that bears interest based on the
               ------------------
         Offshore Rate.

              "Organization Documents" means, (i) for any corporation, the
               ----------------------
         certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation and (ii) for any Person not a corporation, the partnership agreement, operating agreement and/or such other documents which govern such Person.

              "Other Taxes" means any present or future stamp, court or
               -----------
         documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

              "Participant" has the meaning specified in subsection 10.08(d).
               -----------

              "PBGC" means the Pension Benefit Guaranty Corporation, or any
               ----
         Governmental Authority succeeding to any of its principal functions under ERISA.

              "Pension Plan" means a pension plan (as defined in Section 3(2) of
               ------------
         ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

              "Permitted Liens" has the meaning specified in Section 7.01.
               ---------------

              "Permitted Investments" means:
               ---------------------

                 (a) securities issued or fully guaranteed or insured by the
              United States Government or any agency thereof having maturities of not more than three years from the date of acquisition;

                 (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three years, issued by any U.S. commercial bank or any commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (but including, in any event, Singapore), or a political subdivision of any such country, in each case having combined capital and surplus of not less than $100,000,000 and whose short-term securities are rated at least A-2 by Standard & Poor's Corporation ("S&P") or at least P-2 by Moody's Investor Service, Inc. ("Moody's");

                 (c) taxable and tax-exempt commercial paper of an issuer rated at least A-2 by S&P or at least P-2 by Moody's and in either case having a tenor of not more than 270 days;

                 (d) medium term notes of an issuer rated at least AA by S&P or at least Aa2 by Moody's and having a remaining term of not more than three years after the date of acquisition by the Company or its Subsidiaries;

                 (e) municipal notes and bonds which are rated at least SP-2 or
              AA by S&P or at least MIG-2 or Aa by Moody's with tenors of not more than three years;

                 (f) investments in taxable or tax-exempt money market funds with assets greater than $500,000,000 and whose assets have average maturities less than or equal to 180 days and are rated at least A-2 by S&P or at least P-2 by Moody's;

                 (g) money market preferred instruments of an issuer rated at least A-2 by S&P or at least P-2 by Moody's with tenors of not more than three years; or

                 (h) other similar investments, subject to the Majority Banks'
              prior written approval.

              "Permitted Receivables" shall mean all obligations of any obligor
               ---------------------
         (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Subsidiaries, including any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

              "Permitted Receivables Purchase Facility" shall mean any agreement
               ---------------------------------------
         of the Company or any of its Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a guaranty or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as product performance and product acceptance.

              "Permitted Swap Obligations" means all obligations (contingent or
               --------------------------
         otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)).

              "Person" means an individual, partnership, corporation, limited
               ------
         liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

              "Plan" means an employee benefit plan (as defined in Section 3(3)
               ----
         of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

              "Pro Rata Share" means, as to any Bank at any time, the percentage
               --------------
         equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks (or, if all Commitments have been terminated, the aggregate principal amount of such Bank's Loans divided by the aggregate principal amount of the Loans then held by all Banks).

              "Reference Bank" means BofA.
               --------------

              "Replacement Bank" has the meaning specified in Section 3.09.
               ----------------

              "Reportable Event" means, any of the events set forth in Section
               ----------------
         4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

              "Requirement of Law" means, as to any Person, any law (statutory
               ------------------
         or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

              "Responsible Officer" means the chief financial officer, the chief
               -------------------
         operating officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, any of the above officers or the chief accounting officer of the Company, or any other officer having substantially the same authority and responsibility.

              "Returned Account" means an account receivable purchased under a
               ----------------
         Permitted Receivables Purchase Facility which is for any reason returned by the purchaser thereof for repurchase, refund or replacement by the seller thereof in accordance with the terms of the Permitted Receivables Purchase Facility.

              "Revolving Termination Date" means the earlier to occur of:
               --------------------------

                 (a) January 16, 2004; and

                 (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     "SEC" means the Securities and Exchange Commission, or any Governmental
      ---
Authority succeeding to any of its principal functions.

     "Subordination Agreement" has the meaning specified in subsection 7.05(g).
      ----------------------

     "Subsidiary" of a Person means any corporation, association, partnership,
      ----------
limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof, but in any event shall not include any Unrestricted Subsidiary other than for purposes of Sections 6.01, 7.07 and 7.14(b). Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     "Surety Instruments" means all letters of credit (including standby and
      ------------------
commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Swap Contract" means any agreement, whether or not in writing, relating to
      -------------
any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

     "Swap Termination Value" means, in respect of any one or more Swap
      ----------------------
Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

     "Taxes" means any and all present or future taxes, levies, assessments,
      -----
imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

     "TNW Buffer" means, as of the last day of any fiscal quarter, the
      ----------
difference between (a) the actual Consolidated Tangible Net Worth of the Company and its Subsidiaries on such date, minus (b) the minimum Consolidated Tangible Net Worth of the Company and its Subsidiaries required on such date under subsection 7.14(b).

     "Type" has the meaning specified in the definition of "Loan."
      ----

     "Unfunded Pension Liability" means the excess of a Plan's benefit
      --------------------------
liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." each means the United States of America.
      ------------        ---

     "Unrestricted Subsidiary" shall mean any Subsidiary designated as such by
      -----------------------
the Company in accordance with Section 1.04.

     "Wholly-Owned Subsidiary" means any corporation in which (other than
      -----------------------
directors' qualifying shares required by law or other de minimis shares owned by third parties as required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "Wilsonville Facility" means the Company's principal facility and
      --------------------
headquarters located in Wilsonville, Oregon, and does not include any vacant land owned by the Company in Wilsonville, Oregon.

    1.02 Other Interpretive Provisions.
         -----------------------------

              (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

              (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                    (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a

    specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

              (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

              (d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

              (e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

              (f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

    1.03 Accounting Principles.
         ---------------------

              (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

              (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

              (c) If the Company or the Majority Banks notify the Agent that the Company or the Majority Banks, as the case may be, desire to amend any covenant in Article VII or any definition relating thereto to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of any such covenant, then the Company's compliance with such covenant shall be determined in accordance with GAAP as in effect immediately prior to such change in GAAP until either such notice is withdrawn or such covenant or related definition is amended in a manner reasonably satisfactory to the Company and the Majority Banks.

    1.04 Designation of Unrestricted Subsidiaries.
         ----------------------------------------

              (a) The Company, at its option, may from time to time designate any Subsidiary as an "Unrestricted Subsidiary" for purposes hereof in accordance with the following: (i) any Subsidiary that is not a Material Subsidiary may be designated by the Company as an Unrestricted Subsidiary in its sole discretion;
(ii) any Materia Subsidiary may be designated by the Company as an Unrestricted Subsidiary only with the prior written consent of the Majority Banks; provided,
                                                                      --------
however, no Subsidiary may be designated as an Unrestricted Subsidiary if (A)
-------
immediately after giving effect to any such designation, the aggregate revenues or aggregate assets of all Unrestricted Subsidiaries shall exceed 15% of the aggregate revenues or aggregate assets of the Company, its Subsidiaries and its Unrestricted Subsidiaries, taken as a whole or (B) any Default or Event of Default then exists or would result from any such designation.

     (b) Whenever the Company desires to designate a Subsidiary as an Unrestricted Subsidiary, the Company shall provide to the Agent a Notice of Designation of Unrestricted Subsidiary (a "Notice of Designation") in
                                           ---------------------
substantially the form of Exhibit H-1 signed by a Responsible Officer. Subject
                          -----------
to the preceding subsection (a), any designation by the Company of an Unrestricted Subsidiary shall become effective (i) in the case of any Subsidiary that is not a Material Subsidiary, three Business Days after the Agent's receipt of a completed Notice of Designation in respect of such Subsidiary, and (ii) in the case of any Material Subsidiary, upon the written consent of the Majority Banks. In the case of the preceding clause (ii), the Majority Banks shall use good-faith efforts to consent to or deny the Company's request to designate a Material Subsidiary as an Unrestricted Subsidiary within 30 days of the Agent's receipt of a completed Notice of Designation in respect of such Material Subsidiary.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------

     2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the
          --------------------------------
terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite the name of such Bank on Schedule 2.01
                                                                   -------------
(such amount as the same may be reduced under Section 2.05 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided,
                                                     ----------    --------
however, that, after giving effect to any Borrowing, the aggregate principal
-------
amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this section 2.01.

     2.02 Loan Accounts.
          -------------
             (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

             (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided,
                                                                  --------
however, that the failure of a Bank to make, or an error in making, a notation
-------
thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing.
          ----------------------

             (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time)) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                 (A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $10,000,000, in the case of Offshore Rate Loans, or $5,000,000, in the case of Base Rate Loans, or any multiple of $1,000,000 in excess thereof;

                 (B) the requested Borrowing Date, which shall be a Business
                     Day;

                 (C) the Type of Loans comprising the Borrowing; and

             (D) in the case of Offshore Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

     (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

     (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

     (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect.

   2.04 Conversion and Continuation Elections.
        -------------------------------------

     (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

             (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

             (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in
--------
respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $10,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

     (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and (ii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

             (A) the proposed Conversion/Continuation Date;

             (B) the aggregate amount of Loans to be converted or continued;

             (C) the Type of Loans resulting from the proposed conversion or continuation; and

             (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

     (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, (i) the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or (ii) any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

     (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

     (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

     (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six (6) different Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Commitments. The Company may,
          -------------------------------------------------
upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $10,000,000 or any multiple of $5,000,000 in excess thereof; unless,
                                                                       ------
after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any
          --------------------
time or from time to time, (a) in the case of Offshore Rate Loans, upon not less than three Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum amounts of $10,000,000 or any multiple of $1,000,000 in excess thereof, or (b) in the case of Base Rate Loans, upon irrevocable notice to the Agent given no later than 9:00 a.m. (San Francisco time) on the date of prepayment, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

     2.07 Repayment. The Company shall repay to the Banks on the Revolving
          ---------
Termination Date the aggregate principal amount of Loans outstanding on such date.

     2.08 Interest.
          --------

                (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 for the portion of the Offshore Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus the Applicable Margin, plus 2%.

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.09 Fees.
          ----
                (a) Arrangement, Agency Fees. The Company shall (i) pay an
                    ------------------------
arrangement fee to the Arranger for the Arranger's own account, (ii) pay an agency fee to the Agent for the Agent's own account, and (iii) pay a participation fee to the Agent for the account of each Lender, in each case, as required by the letter agreement ("Fee Letter") among the Company, the Arranger
                                   ----------
and Agent dated October 25, 2000.

                (b) Commitment Fees.  The Company shall pay to the Agent for the
                    ---------------
account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last

Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the applicable "Commitment Fee" set forth on the pricing grid attached as Annex I in accordance with the parameters for calculation and adjustment of such Commitment Fee also set forth on Annex I. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 30, 2001 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination
                  --------
of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

               (c) Utilization Fees. The Company shall pay to the Agent for the
                   ----------------
account of each Bank a utilization fee on the actual daily utilized portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter, as calculated by the Agent, at a rate per annum equal to the applicable "Utilization Fee" set forth on the pricing grid attached as Annex I for each day during such quarter on which utilization of the combined Commitments equals or exceeds 33% at the close of the Agent's business on such day (or the close of the Agent's business on the next preceding Business Day in the case of a Saturday or Sunday or other day not a Business Day). For purposes of calculating utilization under this subsection, the Commitments shall be deemed utilized to the extent of the aggregate principal amount of Loans then outstanding. Such utilization fee shall accrue from and after the Closing Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 30, 2001; provided that, in connection with any
                                      --------
reduction or termination of Commitments under Section 2.05, the accrued utilization fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The utilization fees provided in this subsection shall accrue at all times after the above-mentioned commencement date.

     2.10 Computation of Fees and Interest.
          --------------------------------

               (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's prime rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

               (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

     2.11 Payments by the Company.
          -----------------------

               (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

               (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

               (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.12 Payments by the Banks to the Agent.
          ----------------------------------

               (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. Such payment by the Company to the Agent shall be without prejudice to the Company's rights, if any, against the Bank which failed to fund.

               (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.13 Sharing of Payments, Etc. If, other than as expressly provided
          ------------------------
elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or
                                               --------  -------
any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

     3.01 Taxes.
          -----

               (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

               (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                     (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                     (ii) the Company shall make such deductions and withholdings;

                     (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                     (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

               (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

               (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

               (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

     3.02 Illegality.
          ----------

               (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

               (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

               (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

               (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

     3.03 Increased Costs and Reduction of Return.
          ---------------------------------------

               (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

               (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

     3.04 Funding Losses. The Company shall reimburse each Bank and hold each
          --------------
Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

               (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

               (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

               (d) the prepayment (including pursuant to Section 2.06) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

               (e) the automatic conversion under the proviso of subsection 2.04(a) of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 3.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

     3.05 Inability to Determine Rates. If the Agent determines that for any
          ----------------------------
reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.08(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

     3.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank,
          -------------------------------
as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

     3.07 Certificates of Banks. Any Bank claiming reimbursement or compensation
          ---------------------
under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

     3.08 Delay. Failure or delay on the part of any Bank to demand compensation
          -----
under this Article III shall not constitute a waiver of such Bank's right to demand such compensation; provided, that no Bank shall be entitled to
                          --------
compensation under this Article III for any increased costs or reductions incurred or suffered with respect to any date unless such Bank shall have notified the Company not more than 90 days after the later of (a) such date and (b) the date on which such Bank shall have become aware of such costs or reductions.

     3.09 Substitution of Banks. Upon the receipt by the Company from any Bank
          ---------------------
(an "Affected Bank") of a claim for compensation under Section 3.03 or if the
     -------------
Company is required to pay any amount to any Affected Bank or the Agent for the account of an Affected Bank pursuant to subsection 3.01(b) or 3.01(c) and such Affected Bank has not changed the jurisdiction of its Lending Office so as to eliminate such additional payment by the Company within 30 days after a request by the Company to effect such change, the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company (which shall, in any event, be an Eligible Assignee) to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or
                                         ----------------
more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) or of an existing Bank under clause (ii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed), and shall be effected in accordance with all requirements for an assignment set forth in
Section 10.08 hereof. Without limiting the generality of the foregoing, the Company agrees to pay to each Affected Bank any amounts arising under Section
3.04 by virtue of such Affected Bank's replacement on a date other than the last day of an Interest Period, with respect to any Offshore Rate Loans then outstanding.

     3.10 Survival. The agreements and obligations of the Company in this
          --------
Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.01 Conditions of Initial Loans. The obligation of each Bank to make its
          ---------------------------
initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

               (a) Credit Agreement and Notes. This Agreement and the Notes, if
                   --------------------------
any, executed by each party thereto;

               (b) Resolutions; Incumbency.
                   -----------------------

                        (i) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                        (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to execute and deliver this Agreement, and all other Loan Documents to be delivered by it hereunder;

               (c) Organization Documents; Good Standing. Each of the following
                   -------------------------------------
documents:

                        (i) the articles of incorporation and the bylaws of the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                        (ii) a status certificate for the Company from the Secretary of State of Oregon and certificates of foreign qualification and good standing of the Company in California, New Jersey, Alabama, Texas and Colorado in each case, as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

               (d) Legal Opinions. An opinion of Dean Freed, Vice President and
                   --------------
General Counsel of the Company substantially in the form of Exhibit D-1 and of Latham & Watkins substantially in the form of Exhibit D-2, each addressed to the Agent and the Banks;

               (e) Payment of Fees. Evidence of payment by the Company of all
                   ---------------
accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date; including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04;

         (f) Certificate. A certificate signed by a Responsible Officer, dated
             -----------
as of the Closing Date, stating that:


              (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

              (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

              (iii) there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

         (g) Evidence reasonably satisfactory to the Agent that all amounts owing under the Credit Agreement dated as of February 6, 1998, among the Company, the lenders party thereto and BofA, as administrative agent, have been paid in full and all commitments to lend thereunder terminated;

         (h) A completed Compliance Certificate for the fiscal quarter ended September 30, 2000; and

         (i) Other Documents. Such other approvals, opinions, documents or
             ---------------
materials as the Agent or any Bank may reasonably request.


     4.02 Conditions to All Borrowings. The obligation of each Bank to make any
          ----------------------------
Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation
Date:

         (a) Notice of Borrowing or Conversion/Continuation. The Agent shall
             ----------------------------------------------
have received (with, in the case of any Loan on the Closing Date, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

         (b) Continuation of Representations and Warranties. The representations
             ----------------------------------------------
and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

         (c) No Existing Default. No Default or Event of Default shall exist or
             -------------------
shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section
4.02 are satisfied.

     4.03 Additional Condition Precedent of Initial Loans. Without limiting the
          -----------------------------------------------
operation of the preceding Sections 4.01 and 4.02, the obligation of each Bank to make its initial Loan hereunder is subject to the additional condition precedent that the Agent shall have received prior to the initial Borrowing Date a completed certificate of a Responsible Officer of the Company which complies with the requirements of the second proviso of subsection 6.02(c).

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Company represents and warrants to the Agent and each Bank that:

     5.01 Corporate Existence and Power. The Company and each of its Material
          -----------------------------
Subsidiaries:

         (a) is an entity duly organized, validly existing and, if applicable in such jurisdiction, in good standing under the laws of the jurisdiction of its incorporation or other establishment;

         (b) has (i) the power and authority and (ii) all governmental licenses, authorizations, consents and approvals, in each case, to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party;

         (c) is duly qualified as a foreign corporation or other entity and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

         (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b)(ii), clause (c) or clause (d), to the extent that the failure to do so is not reasonably expected to have a Material Adverse Effect.

     5.02 Corporate Authorization; No Contravention. The execution, delivery and
          -----------------------------------------
performance by the Company of this Agreement and each other Loan Document to which the Company is party, have been duly authorized by all necessary corporate action, and do not and will not:

         (a) contravene the terms of any of the Company's Organization
Documents;

         (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject; or

         (c) violate any Requirement of Law;

         except, in each case referred to in the foregoing clauses (b) and (c), where the conflict, breach, contravention, creation or violation would not reasonably be expected to have a Material Adverse Effect.

     5.03 Governmental Authorization. No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document.

     5.04 Binding Effect. This Agreement and each other Loan Document to which
          --------------
the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there
          ----------                                      -------------
are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

         (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

         (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 No Default. No Default or Event of Default exists or would result from
          ----------
the incurring of any Obligations by the Company. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.01(e).

     5.07 ERISA Compliance. Except as specifically disclosed in Schedule 5.07:
          ----------------                                      -------------

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law, except to the extent that the failure to comply is not reasonably expected to have a Material Adverse Effect. Each Plan which is intended to qualify under
Section 401(a) of the Code has received or has applied for when due and not been denied a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made or duly provided for all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

     5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to
          -----------------------------------
be used solely for the purposes set forth in and permitted by Section 6.12 and
Section 7.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. To the extent that the Company uses Loan proceeds to acquire shares of its own stock which is Margin Stock, the Company intends to cause such acquired shares to be retired.

     5.09 Title to Properties. The Company and each Subsidiary have good record
          -------------------
and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the real and personal property of the Company and its Material Subsidiaries is subject to no Liens, other than Permitted Liens.

     5.10 Taxes. The Company and its Subsidiaries have filed all Federal and
          -----
other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. To the best knowledge of the Company, there is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

     5.11 Financial Condition.
          -------------------

         (a) The unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2000, and the related consolidated statements of operations and cash flows for the fiscal quarter ended on that date:

              (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except for the absence of footnotes and as otherwise expressly noted therein and subject to ordinary, good faith year end audit adjustments; and

              (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby.

         (b) The audited financial statements of the Company at December 31, 1999, reflect or disclose all material Indebtedness and other liabilities of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

         (c) Since December 31, 1999, there has been no Material Adverse Effect.

     5.12 Environmental Matters. The Company conducts in the ordinary course of
          ---------------------
business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims are
             -------------
not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

     5.13 Regulated Entities. None of the Company, any Person controlling the
          ------------------
Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is
          --------------------------
a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

     5.15 Copyrights, Patents, Trademarks and Licenses, etc. Except as disclosed
          -------------------------------------------------
on Schedule 5.15, the Company or its Subsidiaries own or are licensed or
   -------------
otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or
                                                  -------------
litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     5.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries
          ------------
other than those specifically disclosed in part (a) of Schedule 5.16 hereto and
                                                       -------------
has no material equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.
                                            -------------

     5.17 Insurance. Except as specifically disclosed in Schedule 5.17, the
          ---------                                      -------------
properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

     5.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has
          ----------------
incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

     5.19 Full Disclosure. None of the representations or warranties made by the
          ---------------
Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.01 Financial Statements. The Company shall deliver to the Agent and
              --------------------
each Bank, in form and detail reasonably satisfactory to the Agent and the Majority Banks:

         (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of operations and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP consistently applied. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Material Subsidiary's records; and

         (b) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP

(subject to the absence of footnotes and ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries.

     6.02 Certificates; Other Information. The Company shall furnish to the
          -------------------------------
Agent and each Bank:

         (a) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (b) promptly, but in no event later than 10 days of filing the same, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

         (c) not later than 20 days after the end of each calendar month, a certificate of a Responsible Officer of the Company certifying (i) the aggregate dollar amount of Returned Accounts for the Company and its Subsidiaries for such calendar month, measured on a consolidated basis, (ii) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries, measured on a consolidated basis, as of the last day of such calendar month, (iii) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due, measured on a consolidated basis, as of the last day of such calendar month, and (iv) the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due expressed as a percentage of the aggregate dollar amount of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries, in each case, measured on a consolidated basis, as of the last day of such calendar month; provided,
                                                               --------
however, that unless and until a Borrowing has occurred hereunder, the Company
-------
shall be under no obligation to deliver the monthly certificates required under this subsection 6.02(c); provided, further, however, that it shall be an
                         --------  -------  -------
additional condition precedent to the initial Borrowing hereunder that the Company deliver to the Agent a certificate of a Responsible Officer of the Company certifying retroactively the information required under the preceding clauses (i) through (iv) for each calendar month ended from the Closing Date through the initial Borrowing Date;

         (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request.

         Reports required to be delivered pursuant to subsections 6.01(a) or (b) or 6.02(b) shall be deemed to have been delivered on the date on which the Company posts such reports on the Company's website on the Internet at the website address listed on Schedule 10.02 hereof or when such report is posted on
                          --------------
the Securities and Exchange Commission's website at www.sec.gov.; provided that
                                                                  --------
(x) the Company shall deliver paper copies of such reports to the Agent or any Bank who requests the Company to deliver such paper copies until written request to cease delivering paper copies is given by the Agent or such Bank, (y) the Company shall notify by facsimile or by electronic mail the Agent and each Bank of the posting of any such reports, and (z) in every instance the Company shall provide paper copies of the Compliance Certificates required by subsection 6.02(a) to the Agent and each of the Banks. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Bank shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

     6.03 Notices. The Company shall promptly notify the Agent and each Bank:
          -------

         (a) of the occurrence of any Default or Event of Default;

         (b) as soon as a Responsible Officer becomes aware thereof, of any matter that could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Material Subsidiary; including pursuant to any applicable Environmental Laws;

         (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

              (i) an ERISA Event;

                              (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                              (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate; or

                              (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                (d) upon the request from time to time (but not more frequently than once each fiscal quarter unless a Default or an Event of Default exists) of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party.

                Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated, but the reasonable failure to identify all such clauses or provisions shall not, of itself, constitute a failure to comply with subsection 6.03(a).

       6.04 Preservation of Corporate Existence, Etc. The Company shall, and
            ----------------------------------------
shall cause each Material Subsidiary to:

                (a) except as otherwise permitted by this Agreement, preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except
(i) in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02 or (ii) where such failure to preserve or maintain could not reasonably be expected to result in a Material Adverse Effect;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

       6.05 Maintenance of Property. The Company shall, and shall cause each
            -----------------------
Subsidiary to, maintain and preserve all of its material property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.02. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

       6.06 Insurance. The Company shall maintain, and shall cause each Material
            ---------
Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

       6.07 Payment of Obligations. Unless the same are being contested in good
            ----------------------
faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary, the Company shall, and shall cause each Material Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets;

                (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not otherwise permitted hereunder; and

                (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

       6.08 Compliance with Laws. The Company shall comply, and shall cause each
            --------------------
Material Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business

(including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

       6.09 Compliance with ERISA. The Company shall, and shall cause each of
            ---------------------
its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except in each case to the extent that any failure to maintain such compliance or qualification or to make such contributions could not reasonably be expected to have a Material Adverse Effect.

       6.10 Inspection of Property and Books and Records. The Company shall
            --------------------------------------------
maintain and shall cause each Material Subsidiary to maintain adequate books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Material Subsidiary. The Company shall permit, and shall cause each Material Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably necessary upon reasonable advance notice to the Company and, in the case of any discussion with independent public accountants of the Company or any Material Subsidiary, upon providing the Company's representatives with a reasonable opportunity to participate in and/or be present at any such discussion; provided, however, when an Event of Default exists the Agent or any
            --------  -------
Bank may do any of the foregoing at the expense of the Company and at any time during normal business hours without advance notice (except that the Company's representatives shall be given a reasonable opportunity to participate in and/or be present at any discussions with independent public accountants of the Company or any Material Subsidiary).

       6.11 Environmental Laws. The Company shall, and shall cause each
            ------------------
Subsidiary to, conduct its operations and keep and maintain its property in compliance, in all material respects, with all Environmental Laws.

       6.12 Use of Proceeds. The Company shall use the proceeds of the Loans for
            ---------------
working capital, acquisitions, share repurchases and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

                                  ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

           So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

       7.01 Limitation on Liens. The Company shall not, and shall not suffer or
            -------------------
permit any Material Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):
  ---------------

           (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 either (i) securing Indebtedness
                                  -------------
outstanding on such date or (ii) which does not otherwise secure Indebtedness;

           (b) any Lien created under any Loan Document;

           (c) Liens for taxes, fees, levies, imposts, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

           (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

           (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (f) Liens on the property of the Company or its Subsidiary securing
(i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

           (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $20,000,000;

           (h) easements, rights-of-way, zoning or use restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

           (i) Liens on assets acquired by the Company or any Subsidiary or on any assets of Persons which become Subsidiaries, in each case, which assets or Persons are acquired after the date of this Agreement, provided, however, that
                                                       --------  -------
such Liens existed at the time such assets were acquired by the Company or any Subsidiary or such Persons became Subsidiaries and were not created in anticipation thereof;

           (j) purchase money security interests on any property acquired, constructed or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any
                                                        -------- ----
such Lien attaches to such property concurrently with or within 30 days after the acquisition or construction thereof, (ii) such Lien attaches solely to the property so acquired or constructed in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $10,000,000;

           (k) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

           (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

           (m) Liens consisting of pledges of cash collateral or government securities to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $10,000,000.

           (n) Liens securing Refinancing Indebtedness (as defined in subsection 7.05(f)) which was originally secured by a Lien permitted by this Section 7.01, provided that such Lien does not apply to any other property or assets of the
--------
Company or any Subsidiary other than the proceeds of the property or assets subject to such Lien;

           (o) Liens pursuant to Permitted Receivables Purchase Facilities permitted by the terms hereof;

           (p) other non-consensual Liens arising in the ordinary course of business the existence or enforcement of which would not result in a Material Adverse Effect; and

           (q) other Liens securing Indebtedness and obligations in an aggregate principal amount at any time outstanding not exceeding $5,000,000, provided that
                                                                   --------
any such Lien shall not encumber cash (other than to the extent such cash constitutes proceeds of the property subject to any such Lien), inventory or accounts receivable.

     7.02 Disposition of Assets. The Company shall not, and shall not suffer or
          ---------------------
permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

           (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

           (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

           (c) dispositions of inventory or equipment by the Company or any Subsidiary to the Company or any Subsidiary pursuant to reasonable business requirements;

           (d) dispositions of Permitted Receivables pursuant to Permitted Receivables Purchase Facilities; provided that (i) for those Permitted
                                 --------
Receivables having a final maturity date which is less than 12 months after the date such obligations arise, the value of such accounts receivable so sold by the Company and its Subsidiaries shall not exceed $50,000,000 at any time outstanding, and (ii) the value of all Permitted Receivables (whether or not having a final maturity date which is less than 12 months after the date such obligations arise) so sold by the Company and its Subsidiaries shall not exceed $100,000,000 at any time outstanding; and provided, further, however, that no
                                          --------  -------  -------
dispositions of any Permitted Receivables shall be permitted at any time that any of the following circumstances exist: (A) Returned Accounts for the Company and its Subsidiaries for any calendar month shall have exceeded $10,000,000 in the aggregate, measured on a consolidated basis, (B) accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries that are 90 days or more past due shall be greater than 10% of accounts receivable (after reserves have been deducted) of the Company and its Subsidiaries, in each case, measured on a consolidated basis, (C) the TNW Buffer measured as of the last day of any fiscal quarter shall be less than 50% of the TNW Buffer measured as of the last day of the fiscal quarter immediately preceding such fiscal quarter,
(D) if after giving effect to such disposition, the Company would not be in pro forma compliance with the financial covenants set forth in subsections 7.14(a) through (d), measured as of the last day of the fiscal quarter then most recently ended for which a Compliance Certificate has been delivered to the Agent and the Banks pursuant to subsection 6.02(b), or (E) any Event of Default then exists or would result from such disposition;

           (e) the sale of the Wilsonville Facility for fair market value (as determined in good faith at the time of such sale by the board of directors of the Company); provided that no Default or Event of Default then exists or would
              --------
result from such sale;

           (f) the sale of any property listed on Schedule 7.02 for fair market
                                                  -------------
value (as determined in good faith at the time of such sale by the board of directors of the Company or the applicable Subsidiary, as the case may be); provided that no Default or Event of Default then exists or would result from
--------
such sale;

           (g) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event
                   --------
of Default shall exist or shall result from such disposition, (ii) the aggregate net book value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $10,000,000, and (iii) any such disposition made pursuant to this subsection (g) shall not be of accounts receivable of the Company or any of its Subsidiaries; and

           (h) dispositions to the extent permitted under Section 7.03.

     7.03 Consolidations and Mergers. The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

           (a) any Subsidiary may merge with the Company, provided that the
                                                          --------
Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a
                   --------
Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

           (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary;

           (c) the Company or any Subsidiary may merge with any Person in an Acquisition so long as (i) the Company or such Subsidiary shall be the continuing or surviving entity, provided that in any such merger involving the
                                --------
Company, the Company shall be the surviving entity, (ii) such Acquisition is otherwise permitted hereunder and (iii) immediately before and after giving effect to such merger no Default or Event of Default shall exist; and

           (d) any Subsidiary may merge with any Person pursuant to a disposition of such Subsidiary or the assets of such Subsidiary, in each case, permitted under Section 7.02.

     7.04 Loans and Investments. The Company shall not purchase or acquire, or
          ---------------------
suffer or permit any Subsidiary to purchase or acquire, for cash or property, or make any commitment therefor for cash or property, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:
 -----------

           (a) Investments held by the Company or any Subsidiary in the form of Cash Equivalents or short term marketable securities or Permitted Investments;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c) Investments by the Company in any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries in the Company or another of its Wholly-Owned Subsidiaries;

           (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) the cash consideration given for
                            --------
any such Acquisition, together with the cash consideration given for all prior Acquisitions undertaken by the Company and its Subsidiaries after the Closing Date, shall not exceed $50,000,000 in any fiscal year, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, and (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained;

           (e) Subject to clause (i) in subsection 7.04(d) above, Investments incurred in order to consummate Acquisitions otherwise permitted herein for which all or a portion of the consideration given for any such Acquisition is common stock of the Company or any Subsidiary, provided that (i) such
                                               --------
Acquisitions are undertaken in accordance with all applicable Requirements of Law and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained (notwithstanding this clause (ii), if all of the consideration given for any such Acquisition is common stock of the Company or any Subsidiary, then the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree shall not be required hereby);

           (f) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

           (g) Investments permitted under subsections 7.10(b) and (c);

           (h) Investments incurred in order to consummate Acquisitions not otherwise permitted herein subject to the prior written consent of the Majority Banks;

           (i) loans made by the Company or any Subsidiary in the ordinary course of business to a person not an Affiliate of the Company in an aggregate principal amount not exceeding $15,000,000 at any time outstanding for all such loans;

           (j) loans made by the Company or any Subsidiary to employees in the ordinary course of business consistent with past practice in principal amounts not exceeding $2,500,000 in the aggregate at any time outstanding and not more than $500,000 to any individual employee; and

           (k) other Investments not exceeding $30,000,000 in any fiscal year as to all such Investments in the aggregate; provided that if all such Investments
                                          --------
permitted by this subsection (k) exceed $15,000,000 in the aggregate in any fiscal year, then the $50,000,000 limitation set forth in the preceding subsection (d) shall be reduced for such fiscal year by the amount of such excess; and

           (l) Investments of the Company or its Subsidiaries outstanding on the Closing Date and identified on Schedule 7.04.

     7.05 Limitation on Indebtedness. The Company shall not, and shall not
          --------------------------
suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a) Indebtedness incurred pursuant to this Agreement;

           (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

               (c) Indebtedness existing on the Closing Date and set forth in
Schedule 7.05;
-------------

               (d) Indebtedness secured by Liens permitted by subsection 7.01(i), (j), (k) and (m);

               (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.09;

               (f) extensions, renewals or refinancings of Indebtedness permitted under this Section 7.05, so long as (i) such Indebtedness (the "Refinancing Indebtedness") is in an aggregate principal amount not greater than
 ------------------------
the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid therefor and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life as the Indebtedness being extended, refinanced or renewed, (iii) the interest rate applicable to such Refinancing Indebtedness shall not exceed a market rate (as determined in good faith by the board of directors of the Company or the relevant Subsidiary, as the case may be) as of the time of such extension, renewal or refinancing, (iv) if the Indebtedness being extended, renewed or refinanced is subordinated to the Obligations, such Refinancing Indebtedness is subordinated to the Obligations to the same extent as the Indebtedness being extended, renewed or refinanced and (v) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist;

               (g) Indebtedness incurred by the Company or any Subsidiary as consideration given for an Acquisition permitted hereunder (i) in an aggregate principal amount at any time outstanding not to exceed $10,000,000 plus (ii) any
                                                                   ----
additional Indebtedness that is subordinated to the Obligations pursuant to a subordination agreement in substantially the form of Exhibit G (a "Subordination
                                                     ---------     -------------
Agreement"), with such changes as the Agent or the Majority Banks may reasonably
---------
request or desire;

               (h) Indebtedness incurred by the Company or any Subsidiary pursuant to Permitted Receivables Purchase Facilities permitted hereunder; and

               (i) other unsecured Indebtedness in an aggregate principal amount outstanding not exceeding $10,000,000 at any time.

          7.06 Transactions with Affiliates. Except as otherwise expressly
               ----------------------------
permitted hereunder, the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary; provided, that the
                                                           --------
loans permitted by subsection 7.04(j) and the Company's or any Subsidiary's employee relocation program as in effect on the Closing Date, as such programs may be amended or otherwise modified after the Closing Date in the ordinary course of business, shall not be subject to the application of this Section 7.06.

          7.07 Use of Proceeds.
               ---------------

               (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, otherwise than in connection with the purchase of shares of its own stock for retirement, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, in each case, in violation of Regulation T, U or X of the FRB, or (iv) to acquire any security in any transaction that is subject to Section 13(d) or 14(d) of the Exchange Act.

               (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds (i) knowingly to purchase Ineligible Securities from the Arranger during any period in which the Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Arranger and issued by or for the benefit of the Company or any Affiliate of the Company. The Arranger is a registered broker-dealer and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may
                            ---------------------
not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. (S) 24, Seventh), as amended.

               (c) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds in excess of $10,000,000, directly or indirectly, to satisfy, in whole or in part, any limited recourse obligations arising under any Permitted Receivables Purchase Facility.

          7.08 Contingent Obligations. The Company shall not, and shall not
                ---------------------
suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

               (a) endorsements for collection or deposit in the ordinary course of business;

               (b) Permitted Swap Obligations;

               (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.08;
                                              -------------

               (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

               (e) Guaranty Obligations by the Company of Indebtedness and other obligations of a Subsidiary, or by any Subsidiary of the Indebtedness and other obligations of the Company or any other Subsidiary, provided that, in each case,
                                                    --------
such Indebtedness and other obligations are otherwise permitted hereunder; and

               (f) Contingent Obligations under the Company's or any Subsidiary's employee relocation plan as in effect on the Closing Date, as such plans may be amended or otherwise modified after the Closing Date in the ordinary course of business; and

               (g) Contingent Obligations in respect of any bond or credit enhancement posted or otherwise provided by or on behalf of the Company in connection with the appeal by the Company of any judgment, order, decree or arbitration award entered against the Company relating to the ongoing patent litigation between the Company and Cadence Design Systems, Inc., provided that the aggregate principal amount of such bond(s) or credit enhancement(s) shall not at any time exceed $20,000,000.

          7.09 Lease Obligations. The Company shall not, and shall not suffer or
               -----------------
permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

               (a) operating leases existing on or entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business and reported in the Company's consolidated financial statements in accordance with GAAP, provided that payments in respect of all such operating leases, together
      --------
with all payments in respect of capital leases permitted under clause (c) of this Section, do not exceed $30,000,000 in the aggregate in any fiscal year;

               (b) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions (i) permitted under subsection 7.02(g) and (ii) in connection with a sale of the Wilsonville Facility permitted under subsection 7.02(e);

               (c) capital leases, other than those permitted under clause (b) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual
                                              --------
rental payments for all such capital leases, together with all payments in respect of operating leases permitted under clause (a) of this Section, shall not exceed $30,000,000 in the aggregate in any fiscal year; and

               (d) leases entered into by Persons which become Subsidiaries after the date of this Agreement, provided that such leases existed at the time
                                  --------
the respective Persons became Subsidiaries and were not created in anticipation thereof.

          7.10 Restricted Payments. The Company shall not declare or make any
               -------------------
dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

               (a) the Company may declare and make dividend payments or other distributions payable solely in its common stock;

               (b) so long as no Default or Event of Default exists or would result therefrom, the Company may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares pursuant to any employee stock option or purchase plan; provided that all such purchases,
                                               --------
redemptions or other acquisitions otherwise permitted under this clause (b) do not exceed $15,000,000 in the aggregate in any fiscal year; and

               (c) so long as no Default or Event of Default exists or would result therefrom, the Company may otherwise purchase, redeem or acquire shares of its common stock or warrants or options to acquire any such shares; provided
                                                                       --------
that all such
purchases, redemptions or other acquisitions otherwise permitted under this clause (c) do not exceed (i) $180,000,000 in the aggregate and (ii) 20,100,000 shares (as such number may be adjusted for stock dividends and stock splits occurring after the Closing Date). For the sake of clarity, the parties hereto acknowledge and agree that whenever assets or property other than cash is given for any purchase, redemption or other acquisition otherwise permitted under this clause (c), the value of such purchase, redemption or other acquisition shall be equal to the net book value at such time of such non-cash assets or property for purposes of determining the Company's compliance with the $180,000,000 limitation set forth in the preceding clause (i) .

          7.11 ERISA. The Company shall not, and shall not suffer or permit any
               -----
of its ERISA Affiliates to engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $5,000,000.

          7.12 Change in Business. The Company shall not, and shall not suffer
               ------------------
or permit any Material Subsidiary to, engage in any material line of business substantially different from design automation and reasonably related lines of business.

          7.13 Accounting Changes. The Company shall not make any significant
               ------------------
change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company.

          7.14 Financial Covenants.
               -------------------

               (a) Adjusted Quick Ratio. The Company shall not as of the end of
                   --------------------
any fiscal quarter suffer or permit its ratio (determined in respect of the Company and its Subsidiaries on a consolidated basis) of (i) cash plus the value
                                                                  ----
(valued in accordance with GAAP) of all Cash Equivalents plus net current
                                                         ----
accounts receivable (valued in accordance with GAAP), other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) Consolidated Current Liabilities (other than liabilities secured by a Lien on cash, Cash Equivalents or net current accounts receivable), to be less than 1.10 to 1.00.

               (b) Minimum Tangible Net Worth. As long as cumulative stock
                   --------------------------
repurchases and cash Acquisitions by the Company and its Subsidiaries are less than $150,000,000 (less the amount of all stock repurchases by the Company and
                   ----
its Subsidiaries occurring in the fourth fiscal quarter of 2000) in the aggregate after December 31, 2000, the Company shall not permit Consolidated Tangible Net Worth as of the end of any fiscal quarter to be less than (i) the greater of (A) 90% of Consolidated Tangible Net Worth as of December 31, 2000 (calculated without giving effect to any stock repurchases by the Company and its Subsidiaries occurring in the fourth fiscal quarter of 2000), and (B) $200,000,000, plus (ii) 50% of consolidated net income (before non-cash merger
              ----
and acquisition related expense) earned in each quarterly accounting period beginning with the quarter ended March 31, 2001 (to the extent such number is positive), plus (iii) 100% of the Net Issuance Proceeds of any new equity the
           ----
Company issues after December 31, 2000, minus any acquisition-related write-offs
                                        -----
taken within 90 days of the applicable Acquisition for Acquisitions financed with the issuance of the stock, minus (iv) up to $230,000,000 (less the amount
                                -----                          ----
of all stock repurchases by the Company and its Subsidiaries occurring in the fourth fiscal quarter of 2000) for (A) the repurchase of stock, (B) the capitalization of intangible assets and (C) write-offs taken within 90 days of the applicable Acquisition, in each case, resulting from cash Acquisitions consummated after December 31, 2000; provided, however, if at any time after
                                     --------- -------
December 31, 2000, the cumulative stock repurchases and cash Acquisitions by the Company and its Subsidiaries equals or exceeds $150,000,000 (less the amount of
                                                             ----
all stock repurchases by the Company and its Subsidiaries occurring in the fourth fiscal quarter of 2000), then the "Minimum Tangible Net Worth" covenant set forth in this subsection 7.14(b) shall be recalculated (and applied retroactively) so that the percentage in clause (i) (A) above will be 95%, the dollar amount in clause (i)(B) above will be $218,000,000 and the percentage in clause (ii) above will be 75%.

               (c) Leverage Ratio. The Company shall not as of the end of any
                   --------------
fiscal quarter suffer or permit its Leverage Ratio to be greater than 1.10 to 1.00.

               (d) Minimum Cash and Accounts Receivable. The Company shall not
                   ------------------------------------
as of the end of any fiscal quarter suffer or permit its ratio (determined on a consolidated basis) of (i) cash plus the value (valued in accordance with GAAP)
                                ----
of all Cash Equivalents plus 75% of net current accounts receivable (valued in
                        ----
accordance with GAAP) owing by account obligors located in the United States, other than cash, Cash Equivalents and net current accounts receivable subject to a Lien securing Indebtedness, to (ii) the then outstanding principal amount of the Loans, to be less than 1.25 to 1.00.

               For the avoidance of doubt, (i) Unrestricted Subsidiaries shall not be included in the calculation of any of the financial measures set forth in the preceding clauses (a), (c) or (d), and (ii) Permitted Receivables sold pursuant to any Permitted Receivables Purchase Facility permitted hereunder shall not be included in the calculation of any of the financial measures set forth in the preceding clauses (a) through (d).

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

          8.01 Event of Default. Any of the following shall constitute an "Event
               ----------------                                            -----
of Default":
----------

               (a) Non-Payment. The Company fails to pay, (i) when and as
                   -----------
required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

               (b) Representation or Warranty. Any representation or warranty by
                   --------------------------
the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

               (c) Specific Defaults. The Company fails to perform or observe
                   -----------------
any term, covenant or agreement contained in any of Section 6.01, 6.03(a) or
6.12 or in Article VII; or

               (d) Other Defaults. The Company fails to perform or observe any
                   --------------
other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or
(ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

               (e) Cross-Acceleration. (i) The Company or any Material
                   ------------------
Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition under the preceding clauses (A) or (B) is to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $10,000,000; or

               (f) Insolvency; Voluntary Proceedings. The Company or any
                   ---------------------------------
Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or
(iv) takes any action to effectuate or authorize any of the foregoing; or

               (g) Involuntary Proceedings. (i) Any involuntary Insolvency
                   -----------------------
Proceeding is commenced or filed against the Company or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

               (h) ERISA. (i) An ERISA Event shall occur with respect to a
                   -----
Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $10,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000; or

               (i) Monetary Judgments. One or more non-interlocutory judgments,
                   ------------------
non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

               (j) Non-Monetary Judgments. Any non-monetary judgment, order or
                   ----------------------
decree is entered against the Company or any Subsidiary which has a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (k) Change of Control. There occurs any Change of Control; or
                   -----------------

               (l) Adverse Change. There occurs a Material Adverse Effect; or
                   --------------

               (m) Invalidity of Subordination Provisions. Any Subordination
                   --------------------------------------
Agreement or the subordination provisions of any agreement or instrument governing any Indebtedness which is subordinated to the Indebtedness hereunder is for any reason revoked, invalidated or otherwise breached by the Company or any Subsidiary, or otherwise ceases to be in full force and effect as a result of any act or omission of the Company or any Subsidiary, or the Company or any Subsidiary otherwise contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

          8.02 Remedies. If any Event of Default occurs, the Agent shall, at the
               --------
request of, or may, with the consent of, the Majority Banks,

               (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

               (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

               (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

          8.03 Rights Not Exclusive. The rights provided for in this Agreement
               --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT
                                    ---------

          9.01 Appointment and Authorization; "Agent". Each Bank hereby
               -------------------------------------
irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          9.02 Delegation of Duties. The Agent may execute any of its duties
               --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          9.03 Liability of Agent. None of the Agent-Related Persons shall (i)
               ------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          9.04 Reliance by Agent.
               -----------------

               (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

               (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          9.05 Notice of Default. The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent
                              --------- -------
has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

          9.06 Credit Decision. Each Bank acknowledges that none of the
               ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     9.07 Indemnification of Agent. Whether or not the transactions contemplated
          ------------------------
hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable
                                 --------  -------
for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans
          ----------------------------
to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     9.09 Successor Agent. The Agent may, and at the request of the Majority
          ---------------
Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     9.10 Withholding Tax.
          ---------------

            (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                   (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form W-8BEN before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                   (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                   (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form W-8BEN as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

     9.11 Documentation or Syndication Agent; Lead Managers. None of the Banks
          -------------------------------------------------
identified on the facing page or signature pages of this Agreement as a "documentation agent," "syndication agent" or "lead manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "documentation agent," "syndication agent" or "lead manager" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X

                                  MISCELLANEOUS
                                  -------------

     10.01 Amendments and Waivers. No amendment or waiver of any provision of
           ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that
                                                       --------  -------
no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

           (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

           (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

           (e) amend this Section, or Section 2.13, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other

Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02 Notices.
           -------

           (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and
                                                           --------------
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to the Company or the Agent, to such
           --------------
other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

           (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent.

           (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay
           ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs and Expenses. The Company shall:
           -------------------------------------

           (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within thirty (30) calendar days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) in connection with its due diligence in respect of, the development, preparation, delivery, administration, syndication and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

           (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

     10.05 Company Indemnification. Whether or not the transactions contemplated
           -----------------------
hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities,
 ------------------
obligations, losses, damages, penalties, actions, judgments, suits, costs, settlement costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, with respect to any demand, claim, investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities");
                                                     -----------------------
provided, that the Company shall have no obligation hereunder to any Indemnified
--------
Person with
respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06 Payments Set Aside. To the extent that the Company makes a payment to
           ------------------
the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.07 Successors and Assigns. The provisions of this Agreement shall be
           ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

     10.08 Assignments, Participations, etc.
           --------------------------------

           (a) Any Bank may, with the written consent of the Company at all times other than during the existence of a Default or an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such
Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the
                --------
Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Company and the Agent
                              --------  -------
may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit
                                                                         -------
E ("Assignment and Acceptance") and (iii) the assignor Bank or Assignee has paid
-   -------------------------
to the Agent a processing fee in the amount of $3,500.

           (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

           (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 10.08(a)), the Company shall, if requested by the Agent or any Bank, execute and deliver to the Agent new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
--- -----

           (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating
                                                -----------
interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this
--------  -------
Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso
                                                                 ----- -------
to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 (provided that the Participant shall not be entitled to receive any greater payment under Sections
3.01 or 3.03 than the originating Bank would have been entitled to receive with respect to the participation sold to such Participant and the Participant shall not be entitled to indemnification for Attorney Costs of counsel selected solely by and representing the interests only of the Participant) as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

           (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss. 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates
           ---------------
to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such
                           --------  -------
information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process (provided that such Bank shall use its good faith efforts to give the Company notice of such subpoena or other court process); (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party (provided that the Agent or such Bank shall use its good faith efforts to provide notice to the Company of such litigation or proceeding); (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to be subject to the provisions of this Section 10.09; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

     10.10 Set-off. In addition to any rights and remedies of the Banks provided
           -------
by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.11 Automatic Debits of Fees. With respect to any commitment fee,
           ------------------------
utilization fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

     10.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall
           -----------------------------------------------
notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.13 Counterparts. This Agreement may be executed in any number of
           ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.14 Severability. The illegality or unenforceability of any provision of
           ------------
this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         10.15 No Third Parties Benefited. This Agreement is made and entered
               --------------------------
into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons and the Indemnified Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         10.16 Governing Law and Jurisdiction.
               ------------------------------

               (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

               (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OREGON OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA OR OREGON, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         10.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH
               --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         10.18 Entire Agreement. This Agreement, together with the other Loan
               ----------------
Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

                            [Signature pages follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.

                                          MENTOR GRAPHICS CORPORATION





                                          By:    Dennis Weldon
                                                 -------------------------------
                                          Name:  Dennis Weldon
                                          Title: Treasurer



                                          By:    Dean Freed
                                                 -------------------------------
                                          Name:  Dean Freed
                                          Title: Vice President, General Counsel
                                                 and Secretary






                                          BANK OF AMERICA, N.A.,
                                          as Agent and as a Bank





                                          By:    Kevin McMahon
                                                 -------------------------------
                                          Name:  Kevin McMahon
                                          Title: Managing Director



                                          BNP PARIBAS





                                          By:    Stuart Darby
                                                 -------------------------------
                                          Name:  Stuart Darby
                                          Title: Assistant Vice President





                                          By:    Stephanie Reyes
                                                 -------------------------------
                                          Name:  Stephanie Reyes
                                          Title: Assistant Vice President

                                          FLEET NATIONAL BANK, N.A.





                                          By:    William S. Rowe
                                                 -------------------------------
                                          Name:  William S. Rowe
                                          Title: Vice President


                                          THE BANK OF NOVA SCOTIA





                                          By:    Daryl K. Hogge
                                                 -------------------------------
                                          Name:  Daryl K. Hogge
                                          Title: Director


                                          THE FUJI BANK, LIMITED





                                          By:    Masahito Fukuda

                                          Name:  Masahito Fukuda
                                          Title: Senior Vice President & Group
                                                 Head

                                     ANNEX I

                                  PRICING GRID
                                  ------------

                                (in basis points)


---------------------------------------------------------------------------------------------------------------------
EBITDA (x)                                  Leverage **** .90                             Leverage *** .90
                             ----------------------------------------------------------------------------------------
                                 x**       $70MM     $100MM      x*        x**         $70MM     $100MM        x*
                               $70MM     ****x**    ****x**   $125MM     $70MM       ****x**     ****x**    $125MM
                                          $100MM     $125MM                           $100MM     $125MM
---------------------------------------------------------------------------------------------------------------------
Commitment Fee                  35.0        30.0      25.0       20.0       42.5        35.0       30.0        27.5
---------------------------------------------------------------------------------------------------------------------
Utilization Fee                 12.5        12.5      12.5       12.5       12.5        12.5       12.5        12.5
---------------------------------------------------------------------------------------------------------------------
Offshore Rate Loan Spread      137.5       100.0      75.0       50.0      175.0       150.0      112.5        87.5
---------------------------------------------------------------------------------------------------------------------
Offshore Rate Spread           150.0       112.5      87.5       62.5      187.5       162.5      125.0       100.0
(Utilization * 33%)
---------------------------------------------------------------------------------------------------------------------
Base Rate Loan Spread           12.5         0.0       0.0        0.0       50.0        25.0        0.0         0.0
---------------------------------------------------------------------------------------------------------------------

          The Leverage Ratio and EBITDA used to compute the Commitment Fee, Utilization Fee and the Applicable Margin shall be the Leverage Ratio and EBITDA set forth in the Compliance Certificate most recently delivered by the Company to the Agent pursuant to Section 6.02(a) of the Credit Agreement; changes in the Commitment Fee, the Utilization Fee and the Applicable Margin resulting from a change in the Leverage Ratio or EBITDA shall become effective on the date of delivery by the Company to the Agent of a new Compliance Certificate and accompanying financial statements pursuant to Section 6.02(a). If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 6.02(a) (without giving effect to any grace period), the Commitment Fee, Utilization Fee and the Applicable Margin from the first day after the date on which such Compliance Certificate was required to be delivered to the Agent until the day on which the Company delivers to the Agent a Compliance Certificate and accompanying financial statements shall conclusively equal the highest Commitment Fee, Utilization Fee and Applicable Margin set forth above. Notwithstanding the foregoing, during the period from the Closing Date until the earlier of (i) the date of the Agent's receipt of a Compliance Certificate and accompanying financial statements for the fiscal year ended December 31, 2000, and (ii) 100 calendar days after the end of such fiscal year, the Commitment Fee, Utilization Fee and the Applicable Margin shall be calculated based on the Leverage Ratio and EBITDA set forth in the Compliance Certificate for the fiscal quarter ended September 30, 2000 delivered by the Company to the Agent on the Closing Date pursuant to Section 4.01(h) of the Credit Agreement.

          For each day on which utilization of the combined Commitments equals or exceeds 33% at the close of the Agent's business on such day (or the close of the Agent's business on the next preceding Business Day in the case of a Saturday or Sunday or other day not a Business Day), the Applicable Margin for Offshore Rate Loans outstanding on such day shall be increased by 12.5 bps.

                                        1
                                     ANNEX I
                                     -------

*    more than or equal to
**   less than
***  more than
**** less than or equal to

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES
                         -------------------------------


Bank                                        Commitment           Pro Rata Share
----                                        ----------           --------------

Bank of America, N.A.                          $ 25,000,000        25.000000000%
The Bank of Nova Scotia                        $ 22,500,000        22.500000000%
Fleet National Bank, N.A.                      $ 22,500,000        22.500000000%
BNP Paribas                                    $ 15,000,000        15.000000000%
The Fuji Bank, Limited                         $ 15,000,000        15.000000000%


         TOTAL                                 $100,000,000           100%

                                        1
                                  SCHEDULE 2.01
                                  -------------

                                 SCHEDULE 10.02

          OFFSHORE AND DOMESTIC LENDING OFFICES, ADDRESSES FOR NOTICES
          ------------------------------------------------------------

MENTOR GRAPHICS CORPORATION
---------------------------

Address for Notices:
--------------------

Mentor Graphics Corporation
8005 S.W. Boeckman Road
Wilsonville, OR 97070-7777
Attention:        Dennis Weldon
Telephone:        (503) 685-7830
Facsimile:        (503) 685-7707
Website: www.mentorg.com

BANK OF AMERICA, N.A.,
---------------------
       as Agent

Borrowing Notices:
------------------

Bank of America, N.A.
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, California 94520-3281
Attention:        Mark Garcia
Telephone:        (925) 675-8416
Facsimile:        (925) 969-2821
E-mail:    mark.a.garcia@bankofamerica.com

Agent's Payment Office:
----------------------

Bank of America, N.A.
ABA 121-000-358
Attention: PSO #5693
1850 Gateway Boulevard, 5th Floor
Concord, California 94520
For Credit to Account No.: 12336-16087

All Other Notices:
------------------

Bank of America, N.A.,
Mail Code CA5-705-12-08
555 California Street - 12th Floor
San Francisco, California 94104
Attention:        Kevin McMahon, Managing Director
Telephone:        (415) 622-8088
Facsimile:        (415) 622-2385

BANK OF AMERICA, N.A.,
---------------------
        as Bank

Domestic and Offshore Lending Office:
-------------------------------------

Bank of America, N.A.
Global Payment Operations
CA4-706-05-09
1850 Gateway Boulevard, 5th floor
Concord, California 94520-3281
Attention:        Mark Garcia
Telephone:        (925) 675-8416
Facsimile:        (925) 969-2821
Email:   mark.a.garcia@bankofamerica.com

Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
------------------------------------

Bank of America, N.A.,
Mail Code CA5-705-12-08
555 California Street - 12th Floor
San Francisco, California 94104
Attention:        Kevin McMahon, Managing Director
Telephone:        (415) 622-8088
Facsimile:        (415) 622-4057
Email: kevin.mcmahon@bankofamerica.com

BNP PARIBAS
-----------

Domestic and Offshore Lending Office:
-------------------------------------

BNP Paribas
180 Montgomery St., 3rd Fl.
San Francisco, CA 94104
Attention: Donald A. Hart
Telephone: (415) 956-2511
Facsimile: (415) 989-9041

Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
------------------------------------

BNP Paribas
180 Montgomery St., 3rd Fl.
San Francisco, CA 94104
Attention: Stuart Darby
Telephone: (415) 772-1321
Facsimile: (415) 296-8954
Email:   stuart.darby@americas.bnparibas.com

FLEET NATIONAL BANK
-------------------

Domestic and Offshore Lending Office:
------------------------------------

Fleet National Bank
100 Federal Street
Boston, MA 02110
Mail Stop: MADE 10009H
Attention: Angela Moore
Telephone: (617) 434-5059
Facsimile: (617) 434-1709

Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
------------------------------------

Fleet National Bank
100 Federal Street
Boston, MA 02110
Mail Stop: MADE 10009H
Attention: William S. Rowe
Telephone: (617) 434-6396
Facsimile: (617) 434-0819
Email: william_s_rowe@fleet.com

THE BANK OF NOVA SCOTIA
-----------------------

Domestic and Offshore Lending Office:
-------------------------------------

The Bank of Nova Scotia
Atlanta Agency
600 Peachtree Street, N.E.
Suite 2700
Atlanta, GA 30308
Attention: Arnetta Wilford
Telephone: (404) 877-1574
Facsimile: (404) 888-8998
Email: arnetta_wilford@scotiacapital.com


Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
------------------------------------

The Bank of Nova Scotia
888 S.W. 5th Avenue, Suite 750
Portland, OR 97204-2078
Attention: Daryl Hogge
Telephone: (503) 222-4169
Facsimile: (503) 222-5502
Email: dhogge@wrmpscotiabank.com

THE FUJI BANK, LIMITED
----------------------

Domestic and Offshore Lending Office:
-------------------------------------

The Fuji Bank, Limited
333 S. Hope Street, Suite 39th Floor
Los Angeles, CA 90071
Attention: Carol Esparza
Telephone: (213) 253-4137
Facsimile: (213) 253-4178


Notices (other than Borrowing Notices and
-----------------------------------------
Notices of Conversion/Continuation):
------------------------------------

The Fuji Bank, Limited
333 S. Hope Street, Suite 39th Floor
Los Angeles, CA 90071
Attention: Mano Mylvaganam
Telephone: (213) 253-4130
Facsimile: (213) 253-4175
Email: mano_mylvaganam@fujibank.co.jp